UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2005

MGN TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

British Columbia
(State or other jurisdiction of incorporation)

000-50919
(Commission File Number)

N/A
(IRS Employer Identification No.)

314-837 West Hastings Street, Vancouver, British Columbia, Canada  V6C 3N6
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (604)-642-6410

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 -- REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01

Entry into a Material Definitive Agreement.

On December 22, 2005, the Company entered into a Search Engine Consulting Agreement (the “Agreement”) with Southgate SEO, LLC., an Arizona corporation (“Southgate”).  The Agreement contemplates Southgate assisting the Company in achieving the highest possible rankings in various search engines on the Internet.  The Agreement provides for the payment by the Company to Southgate of the monthly sum of $30,000 per month for a period of One Year from the effective date of the Agreement and the issuance from the Company’s treasury of 50,000 common voting shares per month for a period of six months for a total of 250,000 common voting shares. This issuance will be made pursuant to exemptions from registration provided by Section 4(2) of the Securities Act, Rule 506 of Regulation D promulgated thereunder, and exemptions available under applicable state securities laws and regulations.  These shares will be restricted shares and will bear the appropriate restrictive legend.  However, subject to receiving written permission from the Company’s primary financial partner, these shares will have registration rights which require that the Company registers the same alone or in conjunction with any other shares of its capital stock deemed appropriate by the Company, which registration statement shall be filed with the Securities and Exchange Commission as soon as is practicable.  Once registered, these shares will be freely tradable securities.

On December 22, 2005, the Company entered into a marketing Agreement (the “Agreement”) with Ownby Mobile Consulting, LLC., an Arizona corporation (“Ownby”).  The Agreement contemplates Ownby assisting the Company in developing and implementing a marketing and sales strategy with a view to increasing revenues for the Company.  The Agreement provides for the payment by the Company to Ownby of the monthly sum of $5,000 per month for a period of One Year from the effective date of the Agreement and the issuance from the Company’s treasury of 250,000 common voting shares at the end of every three-month period during which the Agreement is still in effect for a period of one year for a total of 1,000,000 common voting shares. This issuance will be made pursuant to exemptions from registration provided by Section 4(2) of the Securities Act, Rule 506 of Regulation D promulgated thereunder, and exemptions available under applicable state securities laws and regulations.  These shares will be restricted shares and will bear the appropriate restrictive legend.

On January 5, 2006, the Company entered into an investor relations agreement (the “Agreement”) with Lyons Capital, LLC., a Florida corporation (“Lyons”).  The Agreement contemplates Lyons introducing the Company to approximately 50 second tier investment banking firms and other institutional investors through the process of making presentations to the same and attending various road shows with a view to securing investment dollars for the Company.  The Agreement provides for the issuance from treasury to Lyons of a total of 200,000 common voting shares in installments as work is performed by Lyons.  This issuance will be made pursuant to exemptions from registration provided by Section 4(2) of the Securities Act, Rule 506 of Regulation D promulgated thereunder, and exemptions available under applicable state securities laws and regulations.  These shares will bear the appropriate restrictive legend.  In addition, the Company has agreed to reimburse Lyons for all reasonable expenses incurred in the fulfillment of its obligations.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Search Engine Consulting Agreement with Southgate SEO, LLC

Marketing Agreement with Ownby Mobile Consulting, LLC.

Investor Relations Agreement with Lyons Capital, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGN TECHNOLOGIES INC.

/s/ Mark Jensen

___________________________

Mark Jensen, President and CEO

Dated:  February 21, 2006